TOUCHSTONE FUNDS

                                    Transactions Pursuant to Rule 10f-3 of ICA

                                        Touchstone Variable Insurance Trust
                                           Income Opportunity Portfolio



 Name of Issuer:                                     Metals USA

Name of Security:                           Metals USA 8.625% due 2/15/08,
cusip#591324AA6
-----------------

Years of Issuers Operations:                         40 years

Date of Purchase:                                    02/06/98

Number of Units Purchased:                  300,000

Price Per Unit:                                      $100.00

Total Price Paid:                                    $300,000.00

Portfolio Assets on Trade Date:                      $26,934,230

 % Gross Underwriting Spread:                        2%

Underwriting Type:                                   Firm

 Total Offering:                                     200,000,000

25% of Offering:                                     50,000,000 Par value
3% of Total Assets:                                  $808,026.90

Underwriter:                                         Donaldson, Lufkin &
Jenrette Securities Corporation

                                                     BT Alex. Brown

                                                     Bear, Stearns & Co, Inc

                                                     NationsBanc Montgomery
Securities LLC

Broker from whom Portfolio purchased:                Bankers Trust